                Amended and Restated Investment Advisory Contract

                          FIRST EAGLE SOGEN FUNDS, INC.
                           1345 Avenue of the Americas
                            New York, New York 10105



                                                                August 13, 2001

Arnhold and S. Bleichroeder Advisers, Inc.
1345 Avenue of the Americas
New York, New York 10105



Dear Sirs:

                  This amends and restates the Investment Advisory Contract between the parties dated December 1999. First Eagle SoGen Funds, Inc. (the "Company"), a Maryland corporation consisting of four portfolios, First Eagle SoGen Global Fund, First Eagle SoGen Overseas Fund, First Eagle SoGen Gold Fund and First Eagle U.S. Value Fund (referred to herein individually as a "Fund" or collectively as the "Funds"), is engaged in the business of an investment company. The Company's Board of Directors has selected you to act as the investment adviser of the Company, as more fully set forth below, and you are willing to act as such investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Company agrees with you as follows:

                  1. Delivery of Corporate Documents. The Company has furnished you with copies properly certified or authenticated of each of the following:

                  (a) Articles of Incorporation of the Company.

                  (b) By-Laws of the Company as in effect on the date hereof.

                  (c) Statement of Rules adopted by the Board of Directors of the Company.

                  (d) Current Registration Statement of the Company with copies of Exhibits.

                  (e) Resolutions of the Board of Directors of the Company
                      selecting you as investment adviser and approving the form of this Agreement.

The Company will furnish you from time to time with copies properly certified or authenticated, of any amendments of or supplements to the foregoing, if any.

                  2. Advisory Services. You will regularly provide the Company with investment research, advice and supervision and will furnish continuously an investment program for the Company's Portfolio consistent with the Fund's investment objective, policies and restrictions set forth in the Company's Registration Statement under the Securities Act of


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1933, as amended (the "Registration Statement"), and the current prospectus and statement of additional information included therein (the "Prospectus"). You will recommend what securities shall be purchased for each of the Funds, what portfolio securities shall be sold by each Fund, and what portion of each Fund's assets shall be held uninvested, subject always to such investment objectives, policies and restrictions and to the provisions of the Company's Articles of Incorporation, By-Laws, Statement of Rules, and the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), as each of the same shall be from time to time in effect. You shall advise and assist the officers of the Company in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the foregoing matters and general conduct of the investment business of the Company.

                  3. Allocation of Charges and Expenses. You will pay the compensation and expenses of all officers of the Company and will furnish, without expense to the Company, the services of such of your officers and employees as may duly be elected officers or directors of the Company, subject to their individual consent to serve and to any limitations imposed by law. You will pay the Company's office rent and ordinary office expenses and will provide investment, advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work. (It is understood that the foregoing provision does not obligate you to pay for the maintenance of the Company's general ledger and securities cost ledger or for daily pricing of the Company's securities, but that it does obligate you, without expense to the Company, to oversee the provision of such services by the Company's agent.) You will not be required hereunder to pay any expenses of the Company other than those above enumerated in this paragraph 3. In particular, but without limiting the generality of the foregoing, you will not be required to pay hereunder: brokers' commissions; legal or auditing expenses; taxes or governmental fees; any direct expenses of issue, sale, underwriting, distribution, redemption or repurchase of the Company's securities; the expenses of registering or qualifying securities for sale; the cost of preparing and distributing reports and notices to stockholders; the fees or disbursements of dividend, disbursing, shareholder, transfer or other agent; or the fees or disbursements of custodians of the Company's assets.

                  4. Compensation of the Adviser. For all services to be rendered and payments made as provided in paragraphs 2 and 3 hereof, you will receive a monthly fee after the last day of each month, in accordance with Schedule A attached hereto.

                  If this Agreement is terminated with respect to a Fund as of any day not the last day of a month, such Fund's fee shall be paid as promptly as possible after such date of termination. If this Agreement shall be effective for less than the whole of any month, such fee shall be based on the average daily value of the net assets of each Fund in the part of the month for which this Agreement shall be effective and shall be that proportion of such fee as the number of business days (days on which the New York Stock Exchange is open all or part of the day for unrestricted trading) in such period bears to the number of business days in such month. The average daily value of the net assets of each Fund shall in all cases be based only on business days for the period or month and shall be computed in accordance with applicable provisions of the Articles of Incorporation of the Company.




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                  5. Purchase and Sale of Securities. You shall purchase
securities from or through and sell securities to or through such persons, brokers or dealers (including any of your affiliates) as you shall deem appropriate in order to carry out the Company's brokerage policy as set forth from time to time in the Registration Statement and Prospectus, or as the Board of Directors of the Company may require from time to time. You acknowledge that you will comply with all applicable provisions of the 1940 Act, Investment Advisers Act of 1940, as amended (the "Investment Advisers Act") and the Securities Exchange Act of 1934, as amended, including, without limitation, the provisions of Section 28(3) thereof, with respect to the allocation of portfolio transactions. When purchasing securities from or through, and selling securities to or through, any such persons, brokers or dealers that may be affiliated with you, you shall comply with all applicable provisions of the 1940 Act, including, without limitation, Section 17 thereof and the rules and regulations thereunder, and Section 206 of the Investment Advisers Act and the rules and regulations thereunder. In providing the Company with investment management and supervision, it is recognized that you will seek the best combination of price (inclusive of brokerage commissions) and execution, and, consistent with such policy, may give consideration to the research, statistical and other services furnished by brokers or dealers as such Board may direct or authorize from time to time.

                  Notwithstanding the above, it is understood that it is desirable for the Company that you have access to research services provided by brokers who execute brokerage transactions at a higher cost to the Company than may result when allocating brokerage to other brokers on the basis of seeking the best combination of price (inclusive of brokerage commissions) and execution. Such research services include written reports, responses to specific inquiries, interviews with analysts, invitations to meetings arranged by brokers with the managements of companies in the Company's portfolio or in which the Company may invest and may include other types of research from time to time approved by the Board of Directors of the Company. Only research services provided to you for the benefit of the Company will be considered in selecting brokers to effect portfolio transactions for the Company unless otherwise authorized by such Board. You are authorized to place orders for the purchase and sale of securities for the Company with brokers who provide such research services, subject to review by the Board of Directors of the Company from time to time, but not less frequently than quarterly, with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you and your affiliates in connection with their services to other clients as well as the Company. You acknowledge that you will comply with all applicable provisions of the 1940 Act, the Investment Advisers Act and the Securities Exchange Act of 1934, as amended, including, without limitation, the provisions of Section 28(e) thereof, with respect to the allocation of portfolio transactions.

                  Nothing herein shall prohibit the Board of Directors of the Company from approving the payment by the Company of additional compensation to others for consulting services, supplemental research and security and economic analysis.

                  6. Services to Other Accounts. The Company understands that you and your affiliates now act, will continue to act, and may in the future act as investment adviser to fiduciary and other managed accounts, and the Company has no objection to you and your affiliates so acting, provided that whenever a Fund and one or more other accounts advised by you (the "Managed Accounts") are prepared to purchase, or desire to sell, the same security,





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available investments or opportunities for sales will be allocated in a manner that is equitable to each entity. In such situations, you may place orders for a Fund and each Managed Account simultaneously, and if all such orders are not filled at the same price, you may cause the Fund and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Fund and all Managed Accounts. If all such orders cannot be executed fully under prevailing market conditions, you may allocate the traded securities between the Fund and the Managed Accounts in a manner you consider appropriate, taking into account the size of the order placed for the Fund and each such Managed Account and, in the event of a sale, the size of the pre-sale position of the Fund and each such Managed Account, as well as any other factors you deem relevant. The Company recognizes that in some cases this procedure may affect adversely the price paid or received by a Fund or the size of the position purchased or sold by such Fund. In addition, the Company understands that the persons employed by you to provide service to the Company in connection with the performance of your duties under this Agreement will not devote their full time to that service. Moreover, nothing contained in this Agreement will be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature including serving as investment adviser to, or employee, officer, director or trustee of, other investment companies.

                  7. Avoidance of Inconsistent Position. If any occasion should arise in which you give any advice to clients of yours concerning the shares of the Company, you will act solely as investment counsel for such clients and not in any way on behalf of the Company except to the extent that you are acting as principal underwriter of the Shares of the Funds. In connection with purchases or sales of portfolio securities for the account of a Fund, neither you nor any of your directors, officers or employees will act as a principal.

                  8. Limitation of Liability of Adviser. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement.

                  9. Use of Name. If you cease to act as the Company's investment adviser, or, in any event, if you so request in writing, the Company agrees to take all necessary action to change the name of the Company and the Funds to a name not including the term "First Eagle". You may from time to time make available without charge to the Company for its use such marks or symbols not owned by you, including the logo in the form of a stylized globe or marks or symbols containing the term "First Eagle" or any variation thereof, as you may consider appropriate. Any such marks or symbols so made available will remain your property and you shall have the right, upon notice in writing, to require the Company to cease the use of such mark or symbol at any time.

                  10. Duration and Termination of this Agreement. This Agreement shall remain in force until December __, 2001, and from year to year thereafter with respect to each Fund, but only so long as such continuance is specifically approved at least annually by the Board of Directors of the Company with respect to each Fund or by vote of a majority of the outstanding voting securities of such Fund. In addition, the Company may not renew or perform





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this Agreement unless the terms thereof and any renewal thereof have been approved with respect to each Fund by the vote of a majority of directors of the Company who are not interested persons of you or of the Company cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on 60 days' written notice, be terminated with respect to each Fund at any time without the payment of any penalty, by the Board of Directors of the Company, by vote of a majority of the outstanding voting securities of the Company, or by you. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 10, the definitions contained in Section 2(a) of the 1940 Act, as amended, and any rules thereunder (particularly the definitions of "interested person", "assignment", "voting security" and "vote of a majority of the outstanding voting securities") shall be applied.

                  11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the "party" against which enforcement of the change, waiver, discharge or termination is sought.

                  12. Notices. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to you or to the Company at 1345 Avenue of the Americas, New York, New York 10105.

                  13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

                  14. Captions; Counterparts. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Company, whereupon this letter shall become a binding contract.

                                      Yours very truly,

                                      FIRST EAGLE SOGEN FUNDS, INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:




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The foregoing Agreement is hereby accepted.

ARNHOLD AND S. BLEICHROEDER ADVISERS, INC.

By:
    --------------------------------
      Name:
      Title:








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                                   SCHEDULE A

                          FIRST EAGLE SOGEN FUNDS, INC.

                  Pursuant to Section 4 of the investment advisory agreement between First Eagle SoGen Funds, Inc. and Arnhold and S. Bleichroeder Advisers, Inc. ("A&SB Advisers"), the parties agree that A&SB Advisers shall be paid on a monthly basis an investment advisory fee at the annual rate for each of the Funds as set forth below:

First Eagle SoGen Overseas Fund:                     0.75 of 1% of the average daily value of the First Eagle
                                                     SoGen Overseas Fund's net assets

First Eagle SoGen Gold Fund:                         0.75 of 1% of the average daily value of the First Eagle
                                                     SoGen Gold Fund's net assets

First Eagle U.S. Value Fund:                         0.75 of 1% of the average daily value of the First Eagle
                                                     U.S. Value Fund's net assets

First Eagle SoGen Global Fund:                       1% of the average daily value of the First Eagle SoGen Global
                                                     Fund's net assets on the first $25,000,000 and 0.75% of the average daily value of the First Eagle SoGen Global Fund's net assets in excess of $25,000,000



                  IN WITNESS WHEREOF, the undersigned have approved this schedule effective as of the 13 day of August, 2001.

                                     FIRST EAGLE SOGEN FUNDS, INC.


                                     By:
                                         --------------------------------------
                                     Name:
                                     Title:



                                     ARNHOLD AND S. BLEICHROEDER ADVISERS, INC.


                                     By:
                                         --------------------------------------
                                     Name:
                                     Title:




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